UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 4, 2025

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

38505 Woodward Avenue,	Suite 200,	Bloomfield Hills,	48304
Michigan
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code (248) 631-5450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock, $0.01 par value	TRS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 4, 2025, TriMas Corporation (the “Company”) announced that the Company’s Board of Directors (the “Board”) has appointed Paul Swart to serve as the Company’s Chief Financial Officer (“CFO”), effective December 15, 2025 (or such other date on which Mr. Swart and the Company agree his employment will commence), subject to customary pre-employment conditions. Mr. Swart will succeed Teresa M. Finley, a member of the Board, who has been serving as the Company’s Interim Chief Financial Officer since March 20, 2025. As CFO, Mr. Swart will serve as the Company’s principal financial officer and principal accounting officer. Ms. Finley will continue serving on the Board on and after December 15, 2025.
Mr. Swart, age 50, has more than 25 years of strategic leadership and accounting and financial oversight experience. From 2023 to 2025, he served in the roles of Senior Vice President of Finance and Chief Accounting Officer at RealTruck, where he led accounting, financial reporting, tax, treasury and financial transformation initiatives. During his tenure, he also oversaw financial diligence, planning and integration for multiple acquisitions, driving synergies and supporting strategic investment objectives. From 2003 to 2023, Mr. Swart spent 20 years at TriMas in roles of increasing responsibility, including Vice President of Business Planning, Controller, and Chief Accounting Officer. His experience at TriMas encompassed technical accounting, corporate and operational finance, SEC reporting, SOX compliance, capital allocation, mergers and acquisitions and risk management. Earlier in his career, Mr. Swart was Manager of Assurance and Advisory Business Services at Ernst & Young LLP. He is a Certified Public Accountant and holds a bachelor’s degree in business administration from the University of Michigan.
In connection with and contingent upon Mr. Swart’s appointment as CFO, the Company has entered into an Offer Letter, dated November 30, 2025, with Mr. Swart (the “Offer Letter”). Under the Offer Letter, Mr. Swart will be entitled to the following CFO compensation and benefits: (1) base salary at an annual rate of $450,000 per year; (2) for 2025, a lump-sum cash bonus of $112,000 paid in early 2026 (subject to pro-ration under certain death or disability circumstances, but paid in full for involuntary termination for good reason), subject to certain voluntary termination or termination for cause repayment obligations as described in the Offer Letter; (3) participation starting in 2026 in the Company’s annual short-term incentive compensation program (“STI”), with an annual target award opportunity of 60% of base salary that can be earned from 0% to 200% of target; (4) a special grant of service-based restricted stock units under the TriMas Corporation 2023 Equity and Incentive Compensation Plan (the “Incentive Plan”) with a grant date of January 1, 2026 (the “Grant Date”), a grant date fair value equal to $250,000, ratable annual vesting over a two-year period from the Grant Date, with the first ratable portion vesting on the first anniversary of the Grant Date, and other terms and conditions provided for in the Incentive Plan and the applicable award agreement; (5) subject to approval by the Compensation Committee of the Board, a standard grant in March 2026 of service-based restricted stock units and performance-based restricted stock units (weighted 40% and 60%, respectively) with a grant date fair value of $600,000; (6) standard executive benefit and health, welfare and retirement plan participation; (7) four weeks of paid vacation annually (pro-rated for 2025); and (8) entry into a Severance Agreement with the Company, as further described below. Mr. Swart is also expected to enter into the Company’s standard indemnification agreement for officers.
The Severance Agreement will have a five-year initial term that extends on an evergreen annual basis, unless terminated by either the Company or Mr. Swart. Under the Severance Agreement, for an involuntary termination without cause or for good reason not in connection with a change in control, Mr. Swart will receive: (1) certain accrued obligations; (2) cash severance equal to one times the sum of his base salary plus his target STI award; (3) payment of any earned but unpaid STI award for the prior year; (4) payment of a pro-rated STI award for the year of termination based on actual performance for the full year; and (5) taxable continued health coverage for up to 12 months. For an involuntary termination without cause or for good reason within two years after a change in control (or within 90 days prior to a change in control), the Severance Agreement provides for Mr. Swart to receive: (1) certain accrued obligations; (2) cash severance equal to two times the sum of his base salary plus his target STI award; (3) payment of any earned but unpaid STI award for the prior year (without negative discretion); (4) payment of a pro-rated STI award for the year of termination based on actual performance for the full year (without negative discretion); and (5) taxable continued health coverage for up to 24 months. Mr. Swart will also receive certain accrued obligations for a voluntary termination without good reason or termination due to death or disability (plus up to 36 months of health coverage for his dependents for a termination due to death). The Severance Agreement provides for payments otherwise due upon a change in control to be reduced to ensure that none are subject to the golden parachute excise tax (or full payment subject to the excise tax, depending on which approach puts Mr. Swart in the best after-tax position), and for compliance as described in the Severance Agreement with certain customary non-competition, non-solicitation and confidentiality covenants. Compensation and benefits under the Severance Agreement are subject to Mr. Swart’s timely execution and non-revocation of a release of claims in favor of the Company, as further described in the Severance Agreement, plus application of the Company’s compensation clawback policy, as applicable.
Mr. Swart has no familial relationships or related party transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K.

A copy of the press release issued by the Company announcing the appointment of Mr. Swart is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release of TriMas Corporation dated December 4, 2025.
104	Cover Page Interactive File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date:	December 4, 2025	By:	/s/ Jodi F. Robin
		Name:	Jodi F. Robin
		Title:	General Counsel and Secretary